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                                                                   EXHIBIT 10.17

                             ADVERTISING AGREEMENT

     THIS AGREEMENT is made effective this 30/th/ day of November, 1999 (the "Effective Date"), by and between The BigHub.com, Inc., a Florida corporation (the "Company"), and The BigBallot, Inc., a Delaware corporation (the "BigBallot"), with reference to the following facts:

     WHEREAS, the Company owns and operates a web site on the Internet at www.thebighub.com which, among other things, is an advanced portal and contains a megasearch engine and specialty search engines;

     WHEREAS, the Company has developed certain proprietary technology ("Technology"), which enables the Company, among other things, to conduct surveys, balloting and polling and to collect, tabulate, sort and process data on the Internet in an efficient and effective manner;

     WHEREAS, the BigBallot is an affiliate within the Company's network of "Big" affiliates which has a worldwide, nonexclusive, perpetual, fully paid, royalty free license to use the Technology in connection with an Internet web site to be operated by BigBallot where users can voice their opinions and vote on a wide range of topics;

     WHEREAS, the BigBallot desires to have a direct-link advertising banner site on the Company's web site and such other forms of advertising upon which the parties may agree, upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the covenants, agreements and considerations herein contained, the Company and BigBallot agree as follows:

     1.   Advertising.   The Company hereby agrees, during the Term hereof,
to provide strategic placement of advertising and marketing for the BigBallot on the Company's web site, which shall include permanent, perpetual and continuous advertising on the Company's web site and continuous banners on and links from its web site to the Company's web site. All advertising and banners shall be pre-approved by the Company. The Company further agrees to promote the BigBallot throughout the Company's web site along with its other "Big" affiliates and make available to BigBallot those services and benefits provided to the other affiliates.

     2. Fees. In consideration for the advertising on the Company's web site pursuant to Section 1 above, BigBallot agrees that, during the Term, it shall pay to the Company a monthly fee of thirty thousand dollars ($30,000.00). The monthly fees shall be due and payable in advance on the first business day of each month.

     3.   Reserved.

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     4.   Indemnification.

          (a) BigBallot shall defend, indemnify and hold harmless Company and its affiliates from and against any loss, cost or damage arising out of any claim by third parties relating to any materials provided by BigBallot to the Company for use in connection with the advertisements posted by the Company on its web site.

          (b) Company shall defend and hold harmless BigBallot and its affiliates against any loss, cost or damage arising out of any claim by third parties relating to the Company's web site, except to the extent such claim relates to materials provided by BigBallot to the Company for use in connection with the advertisements posted by the Company on its web site.

          (c) The obligation of each party ("Indemnitor") in either clause (a) and (b) above to indemnify, defend and hold harmless the other party ("Indemnitee") shall be subject to the Indemnitee providing prompt notice of the claim giving rise to such obligation, and Indemnitee's right to select legal counsel to represent both parties, provided there is no conflict between such counsel's representation of both Indemnitor and Indemnitee.

     5. Limitation of Liability. In no event shall either party be liable to the other in contract or in tort, or under any other legal theory (including strict liability), for any indirect, special, incidental, consequential or similar damages, including lost profits or revenues, arising out of or in connection with the performance or nonperformance of this Agreement, or for any claim made against such party by any other entity, even if such party has been advised of the possibility of such claim.

     6. Representations and Warranties. Each party to this Agreement represents and warrants to the other party that:

          (a) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

          (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate such party's charter documents or any agreement to which such party is a party or by which it is otherwise bound; and

          (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

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     7.   Term and Termination.

          (a) The term of this Agreement shall commence on the Effective Date, and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for an initial term of one (1) year (the "Initial Term").
After the Initial Term, this Agreement shall automatically be extended for successive additional one-year periods (each an "Extension Term"), unless otherwise terminated by either party by giving written notice to the other party of its intent not to extend not less than sixty (60) days prior to the end of the Initial Term or any Extension Term then in effect. As used herein, the "Term" shall mean the Initial Term and any Extension Term(s). The compensation to be paid to the Company for each Extension Term shall be at the current rate, unless prior to the commencement of each Extension Term, the parties negotiate new compensation hereunder.

          (b) Notwithstanding the foregoing, this Agreement may be terminated at any time by either party, effective immediately upon notice, if the other party: (i) becomes insolvent; (ii) files a petition in bankruptcy; (iii) makes an assignment for the benefit of its creditors; or (iv) breaches its obligations of confidentiality set forth in Section 8 below. Either party may terminate this Agreement, effective upon thirty (30) days notice, in the event that the other party breaches any of its representations, warranties, covenants or agreements contained herein which breach is not remedied within thirty (30) days following written notice to such party.

          (c) Any termination pursuant to this Section 7 shall be without any liability or obligation of the terminating party, other than with respect to any breach of obligations under this Agreement prior to termination. The provisions in Sections 4, 5, 8, and 9 shall survive any termination or expiration of this Agreement.

          (d) This Agreement may be terminated immediately by either party, without liability to the other, upon written notice, if said party terminates or cancels it web site on the Internet.

          Upon any termination of this Agreement, each party shall promptly deliver to the other party all Confidential Information (defined below) and property belonging to the other party that is in its possession or under its control, and neither party shall retain copies or reproductions of such Confidential Information.

     8.   Confidentiality and Non-Circumvention.

          (a) Each party acknowledges and agrees that it will have access to or be provided with confidential information of the other party during the term of this Agreement. As used herein, the term "Confidential Information" shall mean any and all proprietary or confidential information of a party, including, without limitation such party's business plan, business presentation or related proprietary and financial information as well as other

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confidential or proprietary information of such party regarding such party's business, plans, financial results and statements, markets, projected activities, customers and results of operations, requirements and sources, contracts, means, methods and processes of providing services, copyrights, patents, trademarks, trade secrets, and financial information.

          (b) Each party agrees to keep the Confidential Information of the other party in the strictest confidence, and agrees that it will not, directly or indirectly, publish or disclose, or authorize the publication or disclosure of, or assist any third party in publishing or disclosing, any Confidential Information to anyone other than its employees or consultants, but only to the extent necessary for the fulfillment of its obligations under this Agreement and subject in each such case to the such party using its best efforts to ensure that the persons to whom Confidential Information is disclosed keep such information confidential and do not use such Confidential Information except for the purposes for which the disclosure is made. Each party agrees to comply with the other party's policies and regulations, as may be reasonably established from time to time, for the protection of its Confidential Information.

          (c) Each party's confidentiality obligations shall continue with respect to each item of Confidential Information, including after the termination of this Agreement, until such time as such party can show that any such item of Confidential Information (i) has legally and properly entered the public domain through a source other than its own and through no fault of its own, (ii) has legally and properly been received from an unrelated third party through no breach of any agreement with the other party and without an obligation to keep it confidential, or (iii) was known to such party or was in such party's possession prior to the receipt of such item of Confidential Information from the other party.

          (d) Each party acknowledges that the other party's Confidential Information is of a special, unique and extraordinary character and for that reason the other party will be irreparably damaged in the event that the confidentiality or non-circumvention obligations imposed upon it, as set forth herein, are not specifically enforced. Accordingly, each party agrees that the other party shall be entitled, at its election, to institute and prosecute proceedings against it, as set forth herein, in any court of competent jurisdiction, either at law or equity, to: (a) obtain damages for breach of the obligations hereunder; (b) enforce specific performance of said obligations, or both. Such remedies are cumulative and not exclusive and shall be in addition to any and all other remedies which the other party may have, at law or in equity, in the event the a party breaches any of its obligations hereunder. The parties hereto confirm that the covenants in this Agreement are expressly deemed to cover acts of negligence and any inadvertent disclosure or violation of the terms herein.

     9. Independent Contractor Relationship. This Agreement shall in no way be construed to constitute either party as a partner, joint venturer, agent, or employee of the other party, and neither party shall act or attempt to act or represent itself, directly or by implication, as a partner, joint venturer, agent or employee of the other party. Neither party nor any of its

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respective employees shall have any authority to enter into contracts, make commitments or otherwise bind the other party to any obligations without the other party's prior written consent.

     10. Force Majeure. Neither party shall be liable to the other for any default or delay in the performance of any of its obligations under this Agreement if such default or delay is caused, directly or indirectly, by fire, flood, earthquake or other acts of God; labor disputes, strikes or lockouts; wars, rebellions or revolutions, riots or civil disorders; accidents or unavoidable casualties; interruptions in third party transportation or communications facilities or delays in transit or communications; supply shortages or the fault or any third party to perform any commitment to such party; laws, treaties, agreements, actions, inaction's, rulings, regulations, decisions or requirements of any government, tribunal or governmental agency; litigation to which such party may become a party; or any other cause, whether similar or dissimilar to those enumerated herein, beyond such party's reasonable control.

     11. Assignment. Neither party may assign this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, that no consent shall be necessary for a party to assign this Agreement to one of its affiliates or an entity acquiring all or substantially all of the stock or assets of such party.

     12.  Miscellaneous.

          (a) This Agreement contains the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

          (b) This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance.

          (c) If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

          (d) All notices, requests and other communications called for by this Agreement shall be deemed to have given upon receipt if made by mail, courier or personal delivery, or immediately if made by telecopy or electronic (confirmed by concurrent written notice sent first-class U.S. mail, postage prepaid):

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          The BigHub.com, Inc.:         The BigBallot, Inc.:
          2939 Moss Rock                4400 MacArthur Blvd.
          Suite 100                     Suite 500
          San Antonio, Texas  78230     Newport Beach, CA  92660
          Facsimile: (210) 979-6336     Facsimile: (714) 955-4983
          Attn: Frank W. Denny          Attn: Jeff, Gehl, President

or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

          (e) Except for matters covered by Section 8 above, all disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of American Arbitration Association ("AAA") by one or more arbitrators appointed in accordance with said Rules. The place of arbitration shall be Orange County, California. The parties hereby renounce any right of recourse which they may have before the court of any jurisdiction except to obtain preliminary or injunctive relief or enforce an award of the arbitrator.

          If any award rendered by AAA in accordance with this arbitration clause would not be capable of being executed in the jurisdiction of a party against whom a claim for payment is made or where that party resides or carries on business, neither the award nor the said arbitration clause shall bar a party hereto from taking action before the courts that have jurisdiction over such other party.

          (f) In the event that any party shall bring an action or arbitration in connection with the performance, breach or interpretation hereof, then the prevailing party in such action, as determined by the court or other body having jurisdiction, shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expenses of litigation or arbitration, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such proceeding, in such amounts as may be determined in the discretion of the court or other body having jurisdiction.

          (g) The various section headings are inserted for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement or any section hereof.

          (h) No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights.

          (i) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

THE BIGHUB.COM, INC.                        THE BIGBALLOT, INC.


By: /s/ Frank W. Denny                      By: /s/ Jeff Gehl
   ------------------------------              ---------------------------------
Name: Frank W. Denny                        Name:  Jeff Gehl
     ----------------------------
Title: CEO                                  Title: President
      ---------------------------

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